Exhibit 10.1

Line Of Credit Authorization

Borrower:	Broadview Institute, Inc.	Lender:	Terry Myhre
	8147 Globe Drive		4156 Brynwood Drive
	Woodbury, MN 55125		Naples, FL 34119
Phone: 651-332-8000

LOAN TYPE. This is a Fixed Rate Nondisclosable Revolving Line of Credit Loan to a Corporation for $3,000,000.00 due on March 31, 2014. The reference rate (“Prime Rate” or successor rate as published daily in the Wall Street Journal-Midwest Edition, currently 3.5%) is added to a margin of 0.5%, resulting in a fixed rate of 4.0%. This is an unsecured loan.

PRIMARY PURPOSE. The Primary Purpose of this loan is for business purposes.

SPECIFIC PURPOSE. The Specific Purpose of this loan is revolving line of credit.

DISBURSEMENT INSTRUCTIONS. Please disburse the loan proceeds up to $3,000,000.00 upon the request of the borrower.

FINANCIAL CONDITION. BY SIGNING THIS AUTHORIZATION, BORROWER REPRESENTS AND WARRANTS TO LENDER THAT THE INFORMATION PROVIDED ABOVE IS TRUE AND CORRECT AND THAT THERE HAS BEEN NO MATERIAL ADVERSE CHANGE IN BORROWER’S FINANCIAL CONDITION AS DISCLOSED IN BORROWER’S MOST RECENT FINANCIAL STATEMENT TO LENDER. THIS AUTHORIZATION IS DATED MARCH 30, 2012.

BORROWER:	LENDER:

BROADVIEW INSTITUTE, INC.	TERRY L. MYHRE
By: /s/ Kenneth J. McCarthy	By: /s/ Terry L. Myhre
Kenneth J. McCarthy, CFO	Terry L. Myhre